Exhibit 99.1

HESS CORPORATION

HESS REPORTS ESTIMATED RESULTS FOR THE THIRD QUARTER OF 2022
Key Developments:
•Announced Yarrow-1 and Sailfin-1 as the 8th and 9th discoveries this year on the Stabroek Block, offshore Guyana; adds to the previous gross discovered recoverable resource estimate for the Block of approximately 11 billion barrels of oil equivalent (boe)
•Total cash returned to stockholders in the quarter through share repurchases and dividends amounted to $265 million; approximately 1.4 million shares of common stock were repurchased for $150 million in the quarter
Third Quarter Financial and Operational Highlights:
•Net income was $515 million, or $1.67 per common share, compared with net income of $115 million, or $0.37 per common share, in the third quarter of 2021
•Adjusted net income1 was $583 million or $1.89 per common share, compared with net income of $86 million, or $0.28 per common share in the prior-year quarter
•Oil and gas net production, excluding Libya, was 351,000 barrels of oil equivalent per day (boepd), up 32 percent from 265,000 boepd in the third quarter of 2021
•Bakken net production was 166,000 boepd, up 12 percent from 148,000 boepd in the third quarter of 2021; Guyana net production was 98,000 barrels of oil per day (bopd), compared with 32,000 bopd in the prior-year quarter
•E&P capital and exploratory expenditures were $701 million compared with $498 million in the prior-year quarter
•Cash and cash equivalents, excluding Midstream, were $2.38 billion at September 30, 2022
2022 Updated Guidance:
•Net production, excluding Libya, is forecast to be approximately 370,000 boepd in the fourth quarter and approximately 325,000 boepd for the full year
•Full year E&P capital and exploratory expenditures are expected to be approximately $2.7 billion, unchanged from previous guidance
NEW YORK, October 26, 2022 — Hess Corporation (NYSE: HES) today reported net income of $515 million, or $1.67 per common share, in the third quarter of 2022, compared with net income of $115 million, or $0.37 per common share, in the third quarter of 2021. On an adjusted basis, the Corporation had net income of $583 million or $1.89 per common share, compared with $86 million, or $0.28 per common share, in the third quarter of 2021. The improvement in adjusted after-tax
1.“Adjusted net income” is a non-GAAP financial measure. The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 and 7.

earnings compared with the prior-year period was primarily due to higher realized selling prices and sales volumes in the third quarter of 2022.
“We continue to successfully execute our strategy and deliver strong operational and ESG performance,” CEO John Hess said. “We offer a unique value proposition – to grow both our intrinsic value and our cash returns by increasing our resource base, delivering a lower cost of supply and generating industry leading cash flow growth. As our portfolio becomes increasingly free cash flow positive, we will continue to prioritize the return of capital to our shareholders through further dividend increases and share repurchases.”
After-tax income (loss) by major operating activity was as follows:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021

	(In millions, except per share amounts)
Net Income Attributable to Hess Corporation
Exploration and Production	$572	$178	$1,755	$461
Midstream	68	61	205	212
Corporate, Interest and Other	(125)	(124)	(361)	(379)
Net income attributable to Hess Corporation	$515	$115	$1,599	$294
Net income per common share (diluted)	$1.67	$0.37	$5.16	$0.95

Adjusted Net Income Attributable to Hess Corporation
Exploration and Production	$626	$149	$1,809	$579
Midstream	68	61	205	212
Corporate, Interest and Other	(111)	(124)	(360)	(379)
Adjusted net income attributable to Hess Corporation	$583	$86	$1,654	$412
Adjusted net income per common share (diluted)	$1.89	$0.28	$5.33	$1.33

Weighted average number of shares (diluted)	308.9	309.9	310.1	309.1

Exploration and Production:
E&P net income was $572 million in the third quarter of 2022, compared with $178 million in the third quarter of 2021. On an adjusted basis, third quarter 2022 E&P net income was $626 million, compared with $149 million in the prior-year quarter. The Corporation’s average realized crude oil selling price, including the effect of hedging, was $85.32 per barrel in the third quarter of 2022, compared with $63.17 per barrel in the prior-year quarter. The average realized natural gas liquids (NGL) selling price in the third quarter of 2022 was $35.44 per barrel, compared with $32.88 per barrel in the prior-year quarter, while the average realized natural gas selling price was $5.85 per mcf, compared with $4.71 per mcf in the third quarter of 2021.
Net production, excluding Libya, was 351,000 boepd in the third quarter of 2022, compared with 265,000 boepd in the third quarter of 2021, due to higher production in Guyana and the Bakken.
Cash operating costs, which include operating costs and expenses, production and severance taxes, and E&P general and administrative expenses, were $13.19 per boe (excluding Libya: $13.64 per boe) in the third quarter of 2022, compared with $12.76 per boe (excluding Libya: $13.45 per boe) in the prior-year quarter. The increase in cash operating costs in the third quarter of this year, compared with the third quarter of last year, reflects higher production and severance taxes in North Dakota due to higher realized selling prices, and increased workover activity in the Gulf of Mexico.
Operational Highlights for the Third Quarter of 2022:
Bakken (Onshore U.S.):  Net production from the Bakken was 166,000 boepd compared with 148,000 boepd in the prior-year quarter, primarily due to increased drilling and completion activity and a curtailment of production in the third quarter of 2021 resulting from a planned maintenance turnaround at the Tioga Gas Plant. The Corporation added a third drilling rig in September 2021 and a fourth drilling rig in July 2022. During the third quarter of 2022, the Corporation drilled 20 wells, completed 20 wells, and brought 22 new wells online. Bakken net production is forecast to be in the range of 165,000 boepd to 170,000 boepd in the fourth quarter and approximately 155,000 boepd for the full year 2022.
Gulf of Mexico (Offshore U.S.):  Net production from the Gulf of Mexico was 30,000 boepd, compared with 32,000 boepd in the prior-year quarter.
Guyana (Offshore): At the Stabroek Block (Hess – 30%), net production from the Liza Destiny and the Liza Unity floating production, storage and offloading vessels (FPSOs) totaled 98,000 bopd in the third quarter of 2022 compared with 32,000 bopd in the prior-year quarter. Net production from Guyana in the third quarter of 2022 included 7,000 bopd of tax barrels. There were no tax barrels in the third quarter of 2021. The Liza Unity FPSO, which commenced production in February 2022, reached its production capacity of 220,000 gross bopd in July 2022. In the third quarter, we sold eight cargos of crude oil from Guyana compared with three cargos in the prior year quarter. In the fourth quarter of 2022, we expect to sell nine cargos of crude oil. Guyana net production is forecast to be approximately 110,000 bopd in the fourth quarter, which includes approximately 20,000 bopd of tax barrels. For the full year 2022, Guyana net production is forecast to be approximately 77,000 bopd, which includes approximately 7,000 bopd of tax barrels.

The third development, Payara, will utilize the Prosperity FPSO with an expected capacity of 220,000 gross bopd, with first production expected at the end of 2023. The fourth development, Yellowtail, was sanctioned in April 2022 and will utilize the ONE GUYANA FPSO with an expected capacity of 250,000 gross bopd, with first production expected in 2025.
The eighth and ninth discoveries of this year were announced at Yarrow-1 and Sailfin-1, which adds to the previously announced gross discovered recoverable resource estimate for the Stabroek Block of approximately 11 billion boe. The Yarrow-1 well encountered approximately 75 feet of high quality oil bearing sandstone reservoirs. The well was drilled in 3,560 feet of water and is located approximately 9 miles southeast of the Barreleye-1 discovery. The Sailfin-1 well encountered approximately 312 feet of high quality hydrocarbon bearing sandstone reservoirs. The well was drilled in 4,616 feet of water and is located approximately 15 miles southeast of the Turbot-1 discovery.
The Banjo-1 exploration well was drilled during the quarter and did not encounter commercial quantities of hydrocarbons.
Southeast Asia (Offshore): Net production at North Malay Basin and JDA was 57,000 boepd in the third quarter of 2022 compared with 50,000 boepd in the prior-year quarter, primarily due to higher buyer nominations.
Midstream:
The Midstream segment had net income of $68 million in the third quarter of 2022, compared with net income of $61 million in the prior-year quarter.
Corporate, Interest and Other:
After-tax expense for Corporate, Interest and Other was $125 million in the third quarter of 2022, compared with $124 million in the third quarter of 2021.
Capital and Exploratory Expenditures:
E&P capital and exploratory expenditures were $701 million in the third quarter of 2022 compared with $498 million in the prior-year quarter, primarily due to higher drilling and development activities in the Bakken, Malaysia and JDA, Gulf of Mexico and Guyana. Midstream capital expenditures were $60 million in the third quarter of 2022 and $59 million in the prior-year quarter.
Liquidity:
Excluding the Midstream segment, Hess Corporation had cash and cash equivalents of $2.38 billion and debt and finance lease obligations totaling $5.60 billion at September 30, 2022. The Midstream segment had cash and cash equivalents of $3 million and total debt of $2.9 billion at

September 30, 2022. The Corporation’s debt to capitalization ratio as defined in its debt covenants was 36.8% at September 30, 2022 and 42.3% at December 31, 2021.
Net cash provided by operating activities was $1,339 million in the third quarter of 2022, up from $615 million in the third quarter of 2021. Net cash provided by operating activities before changes in operating assets and liabilities2 was $1,405 million in the third quarter of 2022, compared with $631 million in the prior-year quarter primarily due to higher realized selling prices and sales volumes.
Total cash returned to stockholders in the third quarter through common stock repurchases and dividends amounted to $265 million. The Corporation repurchased approximately 1.4 million shares of common stock for $150 million during the third quarter and intends to acquire the remaining available Board authorized amount of $310 million in the fourth quarter.
Items Affecting Comparability of Earnings Between Periods:
The following table reflects the total after-tax income (expense) of items affecting comparability of earnings between periods:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Exploration and Production	$(54)	$29	$(54)	$(118)
Midstream	—	—	—	—
Corporate, Interest and Other	(14)	—	(1)	—
Total items affecting comparability of earnings between periods	$(68)	$29	$(55)	$(118)
Third Quarter 2022: E&P results include impairment charges of $28 million ($28 million after income taxes) that resulted from updates to the Corporation’s estimated abandonment liabilities for non-producing properties in the Gulf of Mexico and $26 million ($26 million after income taxes) related to the Penn State Field in the Gulf of Mexico. Results for Corporate, Interest and Other include a charge of $14 million ($14 million after income taxes) for legal costs related to a former downstream business.
Third Quarter 2021: E&P results include a pre-tax gain of $29 million ($29 million after income taxes) associated with the sale of the Corporation's interests in Denmark.

2.“Net cash provided by (used in) operating activities before changes in operating assets and liabilities” is a non-GAAP financial measure.  The definition of this non-GAAP measure and a reconciliation to its nearest GAAP equivalent measure appears on pages 6 and 7.

Reconciliation of U.S. GAAP to Non-GAAP Measures:
The following table reconciles reported net income attributable to Hess Corporation and adjusted net income:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net income attributable to Hess Corporation	$515	$115	$1,599	$294
Less: Total items affecting comparability of earnings between periods	(68)	29	(55)	(118)
Adjusted net income attributable to Hess Corporation	$583	$86	$1,654	$412
The following table reconciles reported net cash provided by (used in) operating activities from net cash provided by (used in) operating activities before changes in operating assets and liabilities:

	Three Months Ended September 30, (unaudited)		Nine Months Ended September 30, (unaudited)
	2022	2021	2022	2021

	(In millions)
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	$1,405	$631	$3,820	$2,105
Changes in operating assets and liabilities	(66)	(16)	(1,128)	(114)
Net cash provided by (used in) operating activities	$1,339	$615	$2,692	$1,991
Hess Corporation will review third quarter financial and operating results and other matters on a webcast at 10 a.m. today (EDT).  For details about the event, refer to the Investor Relations section of our website at www.hess.com.
Hess Corporation is a leading global independent energy company engaged in the exploration and production of crude oil and natural gas.  More information on Hess Corporation is available at www.hess.com.
Forward-looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Words such as “anticipate,” “estimate,” “expect,” “forecast,” “guidance,” “could,” “may,” “should,” “would,” “believe,” “intend,” “project,” “plan,” “predict,” “will,” “target” and similar expressions identify forward-looking statements, which are not historical in nature. Our forward-looking statements may include, without limitation: our future financial and operational results; our business strategy; estimates of our crude oil and natural gas reserves and levels of production; benchmark prices of crude oil, NGL and natural gas and our associated realized price differentials; our projected budget and capital and exploratory expenditures; expected timing and completion of our development projects; and future economic and market conditions in the oil and gas industry.
Forward-looking statements are based on our current understanding, assessments, estimates and projections of relevant factors and reasonable assumptions about the future. Forward-looking statements are subject to certain known and unknown risks and uncertainties that could cause actual results to differ materially from our historical experience and our current projections or expectations of future results expressed or implied by these forward-looking statements. The following important factors could cause actual results to differ materially from those in our forward-looking statements: fluctuations in market prices of crude oil, NGL and natural gas and competition in the oil and gas exploration and production industry, including as a result of COVID-19; reduced demand for our products, including due to COVID-19, perceptions regarding the oil and gas industry, competing or alternative energy products and political conditions and events; potential failures or delays in increasing oil and gas reserves, including as a result of unsuccessful exploration activity, drilling risks and unforeseen reservoir conditions, and in achieving expected production levels; changes in tax, property, contract and other laws, regulations and governmental actions applicable to our business, including legislative and regulatory initiatives regarding environmental concerns, such as measures to limit greenhouse gas emissions and flaring, fracking bans as well as restrictions on oil and gas leases; operational changes and expenditures due to climate change and sustainability related initiatives; disruption or interruption of our operations due to catastrophic events, such as accidents, severe weather, geological events, shortages of skilled labor, cyber-attacks, health measures related to COVID-19, or climate change; the ability of our contractual counterparties to satisfy their obligations to us, including the operation of joint ventures under which we may not control and exposure to decommissioning liabilities for divested assets in the event the current or future owners are unable to perform; unexpected changes in technical requirements for constructing, modifying or operating exploration and production facilities and/or the inability to timely obtain or maintain necessary permits; availability and costs of employees and other personnel, drilling rigs, equipment, supplies and other required services; any limitations on our access to capital or increase in our cost of capital, including as a result of limitations on investment in oil and gas activities or negative outcomes within commodity and financial markets; liability resulting from environmental obligations and litigation, including heightened risks associated with being a general partner of Hess Midstream LP; and other factors described in Item 1A—Risk Factors in our Annual Report on Form 10-K and any additional risks described in our other filings with the Securities and Exchange Commission (SEC).
As and when made, we believe that our forward-looking statements are reasonable. However, given these risks and uncertainties, caution should be taken not to place undue reliance on any such forward-looking statements since such statements speak only as of the date when made and there can be no assurance that such forward-looking statements will occur and actual results may differ materially from those contained in any forward-looking statement we make. Except as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether because of new information, future events or otherwise.
Non-GAAP financial measures
The Corporation has used non-GAAP financial measures in this earnings release. “Adjusted net income” presented in this release is defined as reported net income attributable to Hess Corporation excluding items identified as affecting comparability of earnings between periods. “Net cash provided by (used in) operating activities before changes in operating assets and liabilities” presented in this release is defined as Net cash provided by (used in) operating activities excluding changes in operating assets and liabilities. Management uses adjusted net income to evaluate the Corporation’s operating performance and believes that investors’ understanding of our performance is enhanced by disclosing this measure, which excludes certain items that management believes are not directly related to ongoing operations and are not indicative of future business trends and operations. Management believes that net cash provided by (used in) operating activities before changes in operating assets and liabilities demonstrates the Corporation’s ability to internally fund capital expenditures, pay dividends and service debt. These measures are not, and should not be viewed as, a substitute for U.S. GAAP net income or net cash provided by (used in) operating activities. A reconciliation of reported net income attributable to Hess Corporation (U.S. GAAP) to adjusted net income, and a reconciliation of net cash provided by (used in) operating activities (U.S. GAAP) to net cash provided by (used in) operating activities before changes in operating assets and liabilities are provided in the release.
Cautionary Note to Investors
We use certain terms in this release relating to resources other than proved reserves, such as unproved reserves or resources.  Investors are urged to consider closely the oil and gas disclosures in Hess Corporation’s Form 10-K, File No. 1-1204, available from Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036 c/o Corporate Secretary and on our website at www.hess.com.  You can also obtain this form from the SEC on the EDGAR system.

For Hess Corporation
Investor Contact:
Jay Wilson
(212) 536-8940
Media Contacts:
Lorrie Hecker
(212) 536-8250
Jamie Tully
Sard Verbinnen & Co
(917) 679-7908

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$3,122	$1,759	$2,955
Gains on asset sales, net	—	29	3
Other, net	35	23	30
Total revenues and non-operating income	3,157	1,811	2,988
Costs and expenses
Marketing, including purchased oil and gas	982	522	843
Operating costs and expenses	398	333	356
Production and severance taxes	72	42	67
Exploration expenses, including dry holes and lease impairment	58	36	33
General and administrative expenses	109	76	95
Interest expense	125	125	121
Depreciation, depletion and amortization	471	349	391
Impairment and other	54	—	—
Total costs and expenses	2,269	1,483	1,906
Income before income taxes	888	328	1,082
Provision for income taxes	282	143	328
Net income	606	185	754
Less: Net income attributable to noncontrolling interests	91	70	87
Net income attributable to Hess Corporation	$515	$115	$667

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2022	2021
Income Statement

Revenues and non-operating income
Sales and other operating revenues	$8,390	$5,236
Gains on asset sales, net	25	29
Other, net	101	63
Total revenues and non-operating income	8,516	5,328
Costs and expenses
Marketing, including purchased oil and gas	2,507	1,362
Operating costs and expenses	1,067	913
Production and severance taxes	200	123
Exploration expenses, including dry holes and lease impairment	134	117
General and administrative expenses	314	254
Interest expense	369	360
Depreciation, depletion and amortization	1,199	1,130
Impairment and other	54	147
Total costs and expenses	5,844	4,406
Income before income taxes	2,672	922
Provision for income taxes	807	388
Net income	1,865	534
Less: Net income attributable to noncontrolling interests	266	240
Net income attributable to Hess Corporation	$1,599	$294

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2022	December 31, 2021
Balance Sheet Information
Assets
Cash and cash equivalents	$2,384	$2,713
Other current assets	1,739	1,633
Property, plant and equipment – net	15,092	14,182
Operating lease right-of-use assets – net	461	352
Finance lease right-of-use assets – net	131	144
Other long-term assets	1,836	1,491
Total assets	$21,643	$20,515
Liabilities and equity
Current maturities of long-term debt	$—	$517
Current portion of operating and finance lease obligations	121	89
Other current liabilities	2,191	2,458
Long-term debt	8,303	7,941
Long-term operating lease obligations	461	394
Long-term finance lease obligations	185	200
Other long-term liabilities	2,188	1,890
Total equity excluding other comprehensive loss	7,889	6,706
Accumulated other comprehensive loss	(330)	(406)
Noncontrolling interests	635	726
Total liabilities and equity	$21,643	$20,515

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	September 30, 2022	December 31, 2021
Total Debt
Hess Corporation	$5,394	$5,894
Midstream (a)	2,909	2,564
Hess Consolidated	$8,303	$8,458
(a) Midstream debt is non-recourse to Hess Corporation.

	September 30, 2022	December 31, 2021
Debt to Capitalization Ratio (a)
Hess Consolidated	50.9%	55.3%
Hess Corporation as defined in debt covenants	36.8%	42.3%
(a)Includes finance lease obligations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Interest Expense
Gross interest expense – Hess Corporation	$88	$97	$266	$286
Less: Capitalized interest – Hess Corporation	(3)	—	(6)	—
Interest expense – Hess Corporation	85	97	260	286
Interest expense – Midstream (a)	40	28	109	74
Interest expense – Hess Consolidated	$125	$125	$369	$360
(a)Midstream interest expense is reported in the Midstream operating segment.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Cash Flow Information

Cash Flows from Operating Activities
Net income	$606	$185	$754
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	—	(29)	(3)
Depreciation, depletion and amortization	471	349	391
Impairment and other	54	—	—
Exploratory dry hole costs	19	2	—
Exploration lease and other impairment	4	5	4
Pension settlement loss	—	1	2
Stock compensation expense	17	17	16
Noncash (gains) losses on commodity derivatives, net	165	64	163
Provision for deferred income taxes and other tax accruals	69	37	136
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	1,405	631	1,463
Changes in operating assets and liabilities	(66)	(16)	46
Net cash provided by (used in) operating activities	1,339	615	1,509
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(657)	(431)	(607)
Additions to property, plant and equipment - Midstream	(66)	(67)	(56)
Proceeds from asset sales, net of cash sold	—	130	4
Other, net	(4)	(2)	—
Net cash provided by (used in) investing activities	(727)	(370)	(659)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(48)	43	(14)
Debt with maturities of greater than 90 days:
Borrowings	20	750	400
Repayments	—	(503)	(5)
Cash dividends paid	(115)	(77)	(116)
Common stock acquired and retired	(150)	—	(190)
Proceeds from sale of Class A shares of Hess Midstream LP	—	—	146
Noncontrolling interests, net	(79)	(452)	(277)
Employee stock options exercised	4	—	7
Payments on finance lease obligations	(1)	(3)	(2)
Other, net	(18)	(14)	(10)
Net cash provided by (used in) financing activities	(387)	(256)	(61)
Net Increase (Decrease) in Cash and Cash Equivalents	225	(11)	789
Cash and Cash Equivalents at Beginning of Period	2,159	2,430	1,370
Cash and Cash Equivalents at End of Period	$2,384	$2,419	$2,159

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(726)	$(528)	$(665)
Increase (decrease) in related liabilities	3	30	2
Additions to property, plant and equipment	$(723)	$(498)	$(663)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30,
	2022	2021
Cash Flow Information

Cash Flows from Operating Activities
Net income	$1,865	$534
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
(Gains) losses on asset sales, net	(25)	(29)
Depreciation, depletion and amortization	1,199	1,130
Impairment and other	54	147
Exploratory dry hole costs	19	11
Exploration lease and other impairment	14	15
Pension settlement loss	2	5
Stock compensation expense	66	61
Noncash (gains) losses on commodity derivatives, net	383	152
Provision for deferred income taxes and other tax accruals	243	79
Net cash provided by (used in) operating activities before changes in operating assets and liabilities	3,820	2,105
Changes in operating assets and liabilities	(1,128)	(114)
Net cash provided by (used in) operating activities	2,692	1,991
Cash Flows from Investing Activities
Additions to property, plant and equipment - E&P	(1,755)	(1,118)
Additions to property, plant and equipment - Midstream	(177)	(120)
Proceeds from asset sales, net of cash sold	28	427
Other, net	(4)	(4)
Net cash provided by (used in) investing activities	(1,908)	(815)
Cash Flows from Financing Activities
Net borrowings (repayments) of debt with maturities of 90 days or less	(61)	(32)
Debt with maturities of greater than 90 days:
Borrowings	420	750
Repayments	(510)	(508)
Cash dividends paid	(350)	(234)
Common stock acquired and retired	(340)	—
Proceeds from sale of Class A shares of Hess Midstream LP	146	70
Noncontrolling interests, net	(430)	(589)
Employee stock options exercised	44	75
Payments on finance lease obligations	(5)	(7)
Other, net	(27)	(21)
Net cash provided by (used in) financing activities	(1,113)	(496)
Net Increase (Decrease) in Cash and Cash Equivalents	(329)	680
Cash and Cash Equivalents at Beginning of Period	2,713	1,739
Cash and Cash Equivalents at End of Period	$2,384	$2,419

Additions to Property, Plant and Equipment included within Investing Activities
Capital expenditures incurred	$(1,971)	$(1,274)
Increase (decrease) in related liabilities	39	36
Additions to property, plant and equipment	$(1,932)	$(1,238)

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUPPLEMENTAL FINANCIAL DATA (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$226	$169	$188
Offshore and Other	57	16	72
Total United States	283	185	260
Guyana	301	264	286
Malaysia and JDA	92	42	66
Other	25	7	10
E&P Capital and exploratory expenditures	$701	$498	$622

Total exploration expenses charged to income included above	$35	$29	$29

Midstream Capital expenditures	$60	$59	$72

	Nine Months Ended September 30,
	2022	2021
Capital and Exploratory Expenditures

E&P Capital and exploratory expenditures
United States
North Dakota	$549	$369
Offshore and Other	185	72
Total United States	734	441
Guyana	906	686
Malaysia and JDA	217	91
Other	46	18
E&P Capital and exploratory expenditures	$1,903	$1,236

Total exploration expenses charged to income included above	$101	$91

Midstream Capital expenditures	$169	$129

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Third Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$2,022		$1,100		$3,122
Other, net	16		6		22
Total revenues and non-operating income	2,038		1,106		3,144
Costs and expenses
Marketing, including purchased oil and gas (a)	972		27		999
Operating costs and expenses	194		128		322
Production and severance taxes	67		5		72
Midstream tariffs	313		—		313
Exploration expenses, including dry holes and lease impairment	33		25		58
General and administrative expenses	45		9		54
Depreciation, depletion and amortization	208		217		425
Impairment and other	54		—		54
Total costs and expenses	1,886		411		2,297
Results of operations before income taxes	152		695		847
Provision for income taxes	—		275		275
Net income attributable to Hess Corporation	$152	(b)	$420	(c)	$572

	Third Quarter 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,280		$479		$1,759
Gains on asset sales, net	—		29		29
Other, net	12		7		19
Total revenues and non-operating income	1,292		515		1,807
Costs and expenses
Marketing, including purchased oil and gas (a)	542		—		542
Operating costs and expenses	150		99		249
Production and severance taxes	41		1		42
Midstream tariffs	270		—		270
Exploration expenses, including dry holes and lease impairment	21		15		36
General and administrative expenses	35		7		42
Depreciation, depletion and amortization	229		79		308
Total costs and expenses	1,288		201		1,489
Results of operations before income taxes	4		314		318
Provision for income taxes	—		140		140
Net income attributable to Hess Corporation	$4	(d)	$174	(e)	$178
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $100 million (noncash premium amortization: $100 million; cash settlement:  $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $65 million (noncash premium amortization: $65 million; cash settlement:  $0 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $50 million (noncash premium amortization: $50 million; cash settlement: $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $14 million (noncash premium amortization: $14 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Second Quarter 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$1,860		$1,095		$2,955
Other, net	25		1		26
Total revenues and non-operating income	1,885		1,096		2,981
Costs and expenses
Marketing, including purchased oil and gas (a)	827		31		858
Operating costs and expenses	175		116		291
Production and severance taxes	65		2		67
Midstream tariffs	296		—		296
Exploration expenses, including dry holes and lease impairment	24		9		33
General and administrative expenses	40		7		47
Depreciation, depletion and amortization	192		153		345
Total costs and expenses	1,619		318		1,937
Results of operations before income taxes	266		778		1,044
Provision for income taxes	—		321		321
Net income attributable to Hess Corporation	$266	(b)	$457	(c)	$723
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $99 million (noncash premium amortization: $99 million; cash settlement: $0 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $64 million (noncash premium amortization: $64 million; cash settlement: $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION EARNINGS (UNAUDITED)
(IN MILLIONS)

	Nine Months Ended September 30, 2022
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$5,586		$2,804		$8,390
Other, net	68		13		81
Total revenues and non-operating income	5,654		2,817		8,471
Costs and expenses
Marketing, including purchased oil and gas (a)	2,500		60		2,560
Operating costs and expenses	513		351		864
Production and severance taxes	190		10		200
Midstream tariffs	896		—		896
Exploration expenses, including dry holes and lease impairment	89		45		134
General and administrative expenses	134		24		158
Depreciation, depletion and amortization	595		467		1,062
Impairment and other	54		—		54
Total costs and expenses	4,971		957		5,928
Results of operations before income taxes	683		1,860		2,543
Provision for income taxes	—		788		788
Net income attributable to Hess Corporation	$683	(b)	$1,072	(c)	$1,755

	Nine Months Ended September 30, 2021
Income Statement	United States		International		Total

Total revenues and non-operating income
Sales and other operating revenues	$3,766		$1,470		$5,236
Gains on asset sales, net	—		29		29
Other, net	35		14		49
Total revenues and non-operating income	3,801		1,513		5,314

Costs and expenses
Marketing, including purchased oil and gas (a)	1,397		30		1,427
Operating costs and expenses	443		268		711
Production and severance taxes	119		4		123
Midstream tariffs	802		—		802
Exploration expenses, including dry holes and lease impairment	77		40		117
General and administrative expenses	118		22		140
Depreciation, depletion and amortization	757		250		1,007
Impairment and other	147		—		147
Total costs and expenses	3,860		614		4,474
Results of operations before income taxes	(59)		899		840
Provision for income taxes	—		379		379
Net income (loss) attributable to Hess Corporation	$(59)	(d)	$520	(e)	$461
(a)Includes amounts charged from the Midstream segment.
(b)Includes after-tax losses from realized crude oil hedging activities of $256 million (noncash premium amortization: $233 million; cash settlement:  $23 million).
(c)Includes after-tax losses from realized crude oil hedging activities of $164 million (noncash premium amortization: $150 million; cash settlement:  $14 million).
(d)Includes after-tax losses from realized crude oil hedging activities of $140 million (noncash premium amortization: $140 million; cash settlement:  $0 million).
(e)Includes after-tax losses from realized crude oil hedging activities of $35 million (noncash premium amortization: $35 million; cash settlement:  $0 million).

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	79	78	68
Offshore	21	20	20
Total United States	100	98	88
Guyana (a)	98	32	67
Malaysia and JDA	4	3	4
Other (b)	15	20	17
Total	217	153	176

Natural gas liquids - barrels
United States
North Dakota	58	44	47
Offshore	2	3	2
Total United States	60	47	49

Natural gas - mcf
United States
North Dakota	176	158	147
Offshore	41	52	41
Total United States	217	210	188
Malaysia and JDA	320	284	381
Other (b)	10	9	11
Total	547	503	580

Barrels of oil equivalent	368	284	322
(a)Production from Guyana includes 7,000 bopd of tax barrels in the third quarter of 2022. There were no tax barrels in the third quarter of 2021 or the second quarter of 2022.
(b)Other includes production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021. Libya net production was 17,000 boepd in the third quarter of 2022, 19,000 boepd in the third quarter of 2021 and 19,000 boepd in the second quarter of 2022. Denmark net production was 3,000 boepd in the third quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2022	2021
Net Production Per Day (in thousands)

Crude oil - barrels
United States
North Dakota	75	80
Offshore	20	30
Total United States	95	110
Guyana (a)	65	30
Malaysia and JDA	4	4
Other (b)	17	22
Total	181	166

Natural gas liquids - barrels
United States
North Dakota	51	48
Offshore	2	4
Total United States	53	52

Natural gas - mcf
United States
North Dakota	160	159
Offshore	42	77
Total United States	202	236
Malaysia and JDA	355	339
Other (b)	11	9
Total	568	584

Barrels of oil equivalent	329	315
(a)Production from Guyana includes 2,000 bopd of tax barrels in the first nine months of 2022. There were no tax barrels in the first nine months of 2021.
(b)Other includes production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021. Libya net production was 19,000 boepd in the first nine months of 2022 and 19,000 boepd in the first nine months of 2021. Denmark net production was 4,000 boepd in the first nine months of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	208	148	173
Natural gas liquids – barrels	58	47	46
Natural gas – mcf	547	503	580
Barrels of oil equivalent	357	279	316

Sales Volumes (in thousands) (a)
Crude oil – barrels	19,118	13,627	15,763
Natural gas liquids – barrels	5,299	4,338	4,180
Natural gas – mcf	50,343	46,317	52,811
Barrels of oil equivalent	32,807	25,685	28,745

	Nine Months Ended September 30,
	2022	2021
Sales Volumes Per Day (in thousands) (a)
Crude oil – barrels	174	177
Natural gas liquids – barrels	51	52
Natural gas – mcf	568	584
Barrels of oil equivalent	320	326

Sales Volumes (in thousands) (a)
Crude oil – barrels (b)	47,461	48,315
Natural gas liquids – barrels	14,018	14,282
Natural gas – mcf	155,052	159,387
Barrels of oil equivalent	87,321	89,162
(a)Sales volumes from purchased crude oil, natural gas liquids, and natural gas are not included in the sales volumes reported.
(b)Sales volumes for the first nine months of 2021 include 4.2 million barrels of crude oil that were stored on very large crude carriers (VLCC) at December 31, 2020 and sold in the first quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Third Quarter 2022	Third Quarter 2021	Second Quarter 2022
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota	$79.04	$59.65	$93.60
Offshore	78.80	62.23	95.22
Total United States	79.00	60.14	93.96
Guyana	92.02	70.05	104.19
Malaysia and JDA	85.23	69.87	106.21
Other (a)	87.90	68.36	105.21
Worldwide	85.32	63.17	99.16

Crude oil - per barrel (excluding hedging)
United States
North Dakota	$89.80	$65.11	$106.01
Offshore	89.47	67.88	107.58
Total United States	89.74	65.64	106.37
Guyana	98.91	73.12	112.57
Malaysia and JDA	85.23	69.87	106.21
Other (a)	94.96	71.43	114.93
Worldwide	93.95	67.88	109.51

Natural gas liquids - per barrel
United States
North Dakota	$35.41	$32.94	$40.96
Offshore	36.30	32.00	39.88
Worldwide	35.44	32.88	40.92

Natural gas - per mcf
United States
North Dakota	$6.67	$3.75	$6.89
Offshore	8.12	3.76	7.63
Total United States	6.94	3.75	7.06
Malaysia and JDA	5.07	5.45	6.18
Other (a)	7.03	3.62	5.36
Worldwide	5.85	4.71	6.45
(a)Other includes prices related to production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021.

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
EXPLORATION AND PRODUCTION OPERATING DATA

	Nine Months Ended September 30,
	2022	2021
Average Selling Prices

Crude oil - per barrel (including hedging)
United States
North Dakota (a)	$85.39	$52.27
Offshore	86.13	57.36
Total United States	85.56	53.46
Guyana	96.24	65.31
Malaysia and JDA	93.16	64.94
Other (b)	95.49	62.93
Worldwide	90.30	56.62

Crude oil - per barrel (excluding hedging)
United States
North Dakota (a)	$95.33	$56.37
Offshore	95.96	61.91
Total United States	95.47	57.66
Guyana	103.94	67.72
Malaysia and JDA	93.16	64.94
Other (b)	104.67	65.91
Worldwide	99.14	60.33

Natural gas liquids - per barrel
United States
North Dakota	$38.51	$28.59
Offshore	37.86	24.08
Worldwide	38.48	28.23

Natural gas - per mcf
United States
North Dakota	$5.97	$3.96
Offshore	6.71	2.91
Total United States	6.13	3.62
Malaysia and JDA	5.72	5.22
Other (b)	5.65	3.05
Worldwide	5.86	4.54
(a)Excluding the two VLCC cargo sales totaling 4.2 million barrels sold in the first quarter of 2021, the North Dakota crude oil price excluding hedging was $59.99 per barrel and $55.29 per barrel including hedging.
(b)Other includes prices related to production from Libya and the Corporation's former interests in Denmark, which were sold in the third quarter of 2021.

The following is a summary of the Corporation’s outstanding commodity hedging program for the remainder of calendar 2022:

	WTI	Brent
Barrels of oil per day	90,000	60,000
Average monthly floor price	$60	$65